Press Release

For further information: Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Announces Postponement of Proposed Offering

July 18, 2008, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT, “Synutra”), a leading infant formula company in China, and a producer, marketer and seller of nutritional products for infants, children and adults, announced today that it has postponed its proposed public offering of its common stock indefinitely.

“Due to current stock market conditions, our board has determined it is in the best interest of our stockholders to postpone the offering,'' said Liang Zhang, Chairman and CEO of Synutra International, Inc.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. A copy of the registration statement for this offering may be obtained at http://www.sec.gov . These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Synutra International, Inc.

Synutra, through its operating subsidiaries in China, is principally engaged in the development, production, distribution and sales of dairy-based nutritional products across the People’s Republic of China. It offers its products for infants, children, adults, pregnant women and nursing mothers under the “Sheng Yuan” or “Synutra” master brand and several sub-brands, including “Super,” “U-Smart” and “U-Strong.” For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Brian Rafferty of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

Press Release

For further information: Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

The information contained herein includes statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

End